Exhibit 10.1

INCREMENTAL FACILITY AMENDMENT

INCREMENTAL FACILITY AMENDMENT, dated as of December 28, 2018 (this “Agreement”), by and among, Canyon Valor Companies, Inc., a Delaware corporation, formerly known as GTCR Valor Companies, Inc. (the “Borrower”) and SunTrust Bank (the “Additional Revolving Lender”), and acknowledged by Deutsche Bank AG New York Branch, as the Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of June 16, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Canyon Companies S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, having its registered office at 6D, route de Trèves, L-2633 Senningerberg, Grand-Duchy of Luxembourg, with a share capital of twenty thousand and ten United States Dollars ($20,010) and registered with the Luxembourg Register of Commerce and Companies under number B 187.216 (“Holdings”), Canyon Group S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, having its registered office at 6D, route de Trèves, L-2633 Senningerberg, Grand-Duchy of Luxembourg, with a share capital of twenty thousand United States Dollars ($20,000) and registered with the Luxembourg Register of Commerce and Companies under number B 202.299 (“Intermediate Lux Holdings”), Canyon Valor Holdings, Inc., a Delaware corporation (“Intermediate U.S. Holdings”), the Borrower, the lending institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as the Administrative Agent and Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish an Incremental Revolving Commitment Increase by, among other things, entering into one or more Incremental Facility Amendments with Additional Revolving Lenders;

WHEREAS, the Additional Revolving Lender and the Borrower wish to establish an Incremental Revolving Commitment Increase on the terms set forth in this Agreement utilizing available capacity pursuant to clause (II) of the definition of Incremental Cap;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Additional Revolving Lender hereby provides the Incremental Revolving Commitment Increase as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below (the loans made pursuant thereto, the “Additional Revolving Loans”). After giving effect to such Incremental Revolving Commitment Increase, the Revolving Commitments of the Revolving Lenders shall be as set forth in Schedule B annexed hereto.

The Additional Revolving Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the most recent financial statements referred to in Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. This Agreement shall constitute (i) the notice required to be delivered by the Borrower to the Administrative Agent pursuant to Section 2.20(a) of the Credit Agreement and (ii) an “Incremental Facility Amendment” for purposes of Section 2.20(d) of the Credit Agreement.

Notwithstanding any provision to the contrary herein or in the Credit Agreement, the terms of the Incremental Revolving Commitment Increase and the Additional Revolving Loans (including without limitation the Applicable Rate and the principal payment terms applicable thereto) shall, except to the extent of fees expressly set forth in the Fee Letter (the “Incremental Fee”), be the same as the terms of the Revolving Commitments and the Revolving Loans, respectively, outstanding immediately prior to giving effect to this Agreement, and such Incremental Revolving Commitment Increase shall be deemed to constitute Revolving Commitments and such Additional Revolving Loans shall be deemed to constitute Revolving Loans for all purposes of this Agreement and the Credit Agreement and shall constitute one tranche with, and be the same Class as, the Revolving Commitments and Revolving Loans outstanding immediately prior to giving effect to this Agreement. Following the Incremental Amendment Effective Date (as defined below), each reference to “Revolving Commitments” and Revolving Loans made pursuant to Section 2.01(b) shall include the Incremental Revolving Commitment Increase and Additional Revolving Loans, respectively, and each reference to “Lender” shall include the Additional Revolving Lender hereunder, in each case, unless the context shall require otherwise. Each of the parties hereto hereby agrees that, with the consent of the Borrower (not to be unreasonably withheld), the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all amounts of such the Incremental Revolving Commitment Increase and Additional Revolving Loans, when originally made, are Revolving Commitments or Revolving Loans, respectively, for all purposes under the Loan Documents. The Borrower shall not be required to pay fees on the Incremental Revolving Commitment Increase pursuant to Section 2.12 of the Credit Agreement for any period prior to the Incremental Amendment Effective Date.

The Additional Revolving Lender hereby agrees to make the Incremental Revolving Commitment Increase on the following terms and conditions:

1.	Terms. For the avoidance of doubt, the Incremental Revolving Commitment Increase and any Additional Revolving Loans made pursuant thereto shall be treated the same as the Class of Revolving Commitments and Revolving Loans in effect prior to the date hereof, it being understood that (x) all borrowings, commitment reductions, prepayments and repayments of Revolving Loans made under the Incremental Revolving Commitment Increase shall be made on a ratable basis with the other Revolving Loans under the Credit Agreement and (y) all participations in Letters of Credit shall be held on a ratable basis among the Revolving Lenders based on their Revolving Commitments (after giving effect to the Incremental Revolving Commitment Increase), and upon effectiveness of the Incremental Revolving Commitment Increase, all outstanding participations in Letters of Credit shall be automatically reallocated among the Revolving Lenders in a manner consistent with the foregoing.

2.	Use of Proceeds. The proceeds of the Additional Revolving Loans shall be used as set forth in Section 5.10 of the Credit Agreement.

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3.	Additional Revolving Lenders. The Additional Revolving Lender acknowledges and agrees that upon its execution of this Agreement and the effectiveness of the Incremental Revolving Commitment Increase, that such Additional Revolving Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder and under the Intercreditor Agreements, as applicable, pursuant to Section 9.18 of the Credit Agreement.

4.	Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Revolving Commitment Increase shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

5.	Conditions to Effectiveness. The obligations of the Additional Revolving Lender to make the Incremental Revolving Commitment Increase and the effectiveness of the Agreement is subject to the satisfaction, or waiver by the Additional Revolving Lender (the date of such satisfaction or waiver, the “Incremental Amendment Effective Date”), of the following conditions:

(a)	Borrower Certifications. By its execution of this Agreement, the undersigned officer of the Borrower, to the best of his or her knowledge, hereby certifies, solely in his or her capacity as an officer of the Borrower and not in his or her individual capacity, that no Event of Default exists on the Incremental Amendment Effective Date before or after giving Pro Forma Effect to the Incremental Revolving Commitment Increase contemplated hereby;

(b)	Delivery of Documents. The Additional Revolving Lender (or its counsel) shall have received duly signed counterparts of this Agreement, dated as of the Incremental Amendment Effective Date from the Borrower and the Additional Revolving Lender;

6.	Notice. For purposes of the Credit Agreement, the initial notice address of the Additional Revolving Lender shall be as set forth below its signature below.

7.	Tax Forms. For the Additional Revolving Lender, delivered herewith to the Administrative Agent and the Borrower are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Revolving Lender may be required to deliver to the Administrative Agent and/or the Borrower pursuant to Section 2.17 of the Credit Agreement.

8.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Additional Revolving Loans, as the case may be, made by the Additional Revolving Lender in the Register.

9.	Acknowledgement and Consent. The Borrower hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and consents to the amendment of the Credit Agreement effected pursuant to this Agreement, including without limitation, the making of the Incremental Revolving Commitment Increase. The Borrower hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Secured Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document), including without limitation, the Incremental Revolving Commitment Increase. The Borrower acknowledges and agrees that any of the Loan Documents (as they may be modified by this Agreement) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement other than to the extent expressly contemplated hereby.

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10.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

11.	Entire Agreement. This Agreement, the Credit Agreement, the Fee Letter dated of even date herewith between the Borrower and the Additional Revolving Lender (the “Fee Letter”) and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

12.	GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

13.	Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 17, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

14.	Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

SunTrust BANK

By:	/s/ Rich Cosgray
Name:	Rich Cosgray
Title:	Director

CANYON VALOR COMPANIES, INC.

By:	/s/ Jack Pearlstein
Name:	Jack Pearlstein
Title:	Chief Financial Officer

Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Alicia Schug
Name:	Alicia Schug
Title:	Vice President

By:	/s/ Maria Guinchard
Name:	Maria Guinchard
Title:	Vice President

SCHEDULE A
TO INCREMENTAL AGREEMENT

Name of Additional Revolving Lender	Incremental Revolving Commitment Increase
SunTrust Bank	$25,000,000
Total: $25,000,000

SCHEDULE B
TO INCREMENTAL AGREEMENT

Name of Revolving Lender	Revolving Commitment
Deutsche Bank AG New York Branch	$25,000,000
Barclays Bank PLC	$25,000,000
Royal Bank of Canada	$25,000,000
SunTrust Bank	$25,000,000
Total: $100,000,000